                                                       Exhibit 10.c
                                                       CONFORMED COPY


                    OHIO CASUALTY CORPORATION


                  _____________________________


                         CREDIT AGREEMENT

                   Dated as of October 27, 1997

                  ______________________________

                           $300,000,000
                  ______________________________



                    THE CHASE MANHATTAN BANK,
                     as Administrative Agent

                        TABLE OF CONTENTS
                                                             Page
                                                             ----

Section 1.  Definitions and Accounting Matters . . . . . . . .-1-
    1.01  Certain Defined Terms. . . . . . . . . . . . . . . .-1-
    1.02  Accounting Terms and Determinations. . . . . . . . -12-
    1.03  Types of Loans . . . . . . . . . . . . . . . . . . -13-
    1.04  S&P Ratings. . . . . . . . . . . . . . . . . . . . -13-

Section 2.  Commitments, Loans, Notes and Prepayments. . . . -13-
    2.01  Loans. . . . . . . . . . . . . . . . . . . . . . . -13-
    2.02  Borrowings . . . . . . . . . . . . . . . . . . . . -14-
    2.03  Changes of Commitments . . . . . . . . . . . . . . -14-
    2.04  Lending Offices. . . . . . . . . . . . . . . . . . -14-
    2.05  Several Obligations; Remedies Independent. . . . . -14-
    2.06  Notes. . . . . . . . . . . . . . . . . . . . . . . -15-
    2.07  Optional Prepayments and Conversions or
          Continuations  of Loans. . . . . . . . . . . . . . -15-
    2.08  Facility Fee . . . . . . . . . . . . . . . . . . . -15-

Section 3.  Payments of Principal and Interest . . . . . . . -16-
    3.01  Repayment of Loans . . . . . . . . . . . . . . . . -16-
    3.02  Interest . . . . . . . . . . . . . . . . . . . . . -16-

Section 4.  Payments; Pro Rata Treatment; Computations;
           Etc.. . . . . . . . . . . . . . . . . . . . . . . -17-
    4.01  Payments . . . . . . . . . . . . . . . . . . . . . -17-
    4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . -18-
    4.03  Computations . . . . . . . . . . . . . . . . . . . -18-
    4.04  Minimum Amounts. . . . . . . . . . . . . . . . . . -19-
    4.05  Certain Notices. . . . . . . . . . . . . . . . . . -19-
    4.06  Non-Receipt of Funds by the Administrative
          Agent. . . . . . . . . . . . . . . . . . . . . . . -20-
    4.07  Sharing of Payments, Etc . . . . . . . . . . . . . -20-

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . -22-
    5.01  Additional Costs . . . . . . . . . . . . . . . . . -22-
    5.02  Limitation on Types of Loans . . . . . . . . . . . -24-
    5.03  Illegality . . . . . . . . . . . . . . . . . . . . -25-
    5.04  Treatment of Affected Loans. . . . . . . . . . . . -25-
    5.05  Compensation . . . . . . . . . . . . . . . . . . . -25-
    5.06  U.S. Taxes . . . . . . . . . . . . . . . . . . . . -26-

Section 6.  Conditions Precedent . . . . . . . . . . . . . . -28-
    6.01 Initial Loan. . . . . . . . . . . . . . . . . . . . -28-
    6.02 Initial and Subsequent Loans. . . . . . . . . . . . -29-

Section 7.  Representations and Warranties . . . . . . . . . -29-
    7.01  Corporate Existence. . . . . . . . . . . . . . . . -29-
    7.02  Financial Condition. . . . . . . . . . . . . . . . -30-
    7.03  Litigation . . . . . . . . . . . . . . . . . . . . -31-
    7.04  No Breach. . . . . . . . . . . . . . . . . . . . . -31-
    7.05  Action . . . . . . . . . . . . . . . . . . . . . . -31-

    7.06  Approvals. . . . . . . . . . . . . . . . . . . . . -31-
    7.07  Use of Loans . . . . . . . . . . . . . . . . . . . -31-
    7.08  ERISA. . . . . . . . . . . . . . . . . . . . . . . -31-
    7.09  Taxes. . . . . . . . . . . . . . . . . . . . . . . -32-
    7.10  Investment Company Act . . . . . . . . . . . . . . -32-
    7.11  Public Utility Holding Company Act . . . . . . . . -32-
    7.12  Credit Agreements. . . . . . . . . . . . . . . . . -32-
    7.13  Hazardous Materials. . . . . . . . . . . . . . . . -32-
    7.14  Subsidiaries, Etc. . . . . . . . . . . . . . . . . -33-

Section 8.  Covenants of the Company . . . . . . . . . . . . -33-
    8.01  Financial Statements . . . . . . . . . . . . . . . -33-
    8.02  Litigation . . . . . . . . . . . . . . . . . . . . -37-
    8.03  Existence, Etc . . . . . . . . . . . . . . . . . . -37-
    8.04  Insurance. . . . . . . . . . . . . . . . . . . . . -37-
    8.05  Prohibition of Fundamental Changes . . . . . . . . -38-
    8.06  Certain Obligations Respecting Subsidiaries. . . . -39-
    8.07  Limitation on Liens. . . . . . . . . . . . . . . . -39-
    8.08  Investments. . . . . . . . . . . . . . . . . . . . -41-
    8.09  Minimum Statutory Surplus. . . . . . . . . . . . . -41-
    8.10  Consolidated Funded Debt . . . . . . . . . . . . . -42-
    8.11  Funded Debt of Consolidated Subsidiaries . . . . . -42-
    8.12  Lines of Business. . . . . . . . . . . . . . . . . -42-
    8.13  Transactions with Affiliates . . . . . . . . . . . -42-
    8.14  Use of Proceeds. . . . . . . . . . . . . . . . . . -42-

Section 9.   Events of Default . . . . . . . . . . . . . . . -43-

Section 10.  The Administrative Agent. . . . . . . . . . . . -46-
    10.01  Appointment, Powers and Immunities. . . . . . . . -46-
    10.02  Reliance by Administrative Agent. . . . . . . . . -46-
    10.03  Defaults. . . . . . . . . . . . . . . . . . . . . -47-
    10.04  Rights as a Lender. . . . . . . . . . . . . . . . -47-
    10.05  Indemnification . . . . . . . . . . . . . . . . . -47-
    10.06  Non-Reliance on Administrative Agent and
           Other Lenders . . . . . . . . . . . . . . . . . . -48-
    10.07  Failure to Act. . . . . . . . . . . . . . . . . . -48-
    10.08  Resignation or Removal of Administrative Agent. . -48-
    10.09  Agency Fee. . . . . . . . . . . . . . . . . . . . -49-

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . -49-
    11.01  Waiver. . . . . . . . . . . . . . . . . . . . . . -49-
    11.02  Notices . . . . . . . . . . . . . . . . . . . . . -49-
    11.03  Expenses, Etc . . . . . . . . . . . . . . . . . . -49-
    11.04  Amendments, Etc . . . . . . . . . . . . . . . . . -50-
    11.05  Successors and Assigns. . . . . . . . . . . . . . -51-
    11.06  Assignments and Participation . . . . . . . . . . -51-
    11.07  Survival. . . . . . . . . . . . . . . . . . . . . -53-
    11.08  Captions. . . . . . . . . . . . . . . . . . . . . -53-
    11.09  Counterparts. . . . . . . . . . . . . . . . . . . -53-
    11.10  Governing Law; Submission to Jurisdiction . . . . -53-
    11.11  Waiver of Jury Trial. . . . . . . . . . . . . . . -53-
    11.12  Treatment of Certain Information;
           Confidentiality . . . . . . . . . . . . . . . . . -54-

SCHEDULE I - Material Agreements and Liens
SCHEDULE II - Subsidiaries and Investments

EXHIBIT A     -    Form of Note
EXHIBIT B     -    Form of Opinion of Counsel to the Company
EXHIBIT C          Form of Opinion of Special New York
              Counsel to the Lenders
EXHIBIT D     -    Form of Confidentiality Agreement

Annex 1  -    Applicable Lending Office and Notice Information

         CREDIT AGREEMENT dated as of October 27, 1997 (this "Agreement"), among: OHIO CASUALTY CORPORATION, a corporation duly organized and validly existing under the law of the State of Ohio (together with its successors and permitted assigns, the "Company"); each of the financial institutions that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); with THE FIRST NATIONAL BANK OF CHICAGO and FIRST UNION NATIONAL BANK, as co-agents.

         The Company has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding to refinance certain existing indebtedness, to finance the operations of the Company, and for other purposes. The Lenders are willing to make such loans on the terms and conditions hereof.

         Accordingly, the parties hereto agree as follows:


         Section 1.  Definitions and Accounting Matters.

         1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean any Person which directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns (other than in a fiduciary capacity) directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its

                        Credit Agreement
                        ----------------

Subsidiaries and the Company and its Subsidiaries shall not be deemed to be Affiliates of each other.

         "Applicable Insurance Regulatory Authority" shall mean, for each Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the State in which such Insurance Subsidiary is domiciled.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on Annex 1 or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean, subject to the following sentence: (a) with respect to Base Rate Loans, 0% per annum; and (b) with respect to Eurodollar Loans, as at any date of determination, the percentage per annum (expressed in number of basis points) determined by reference to the S&P Rating as at such date:

   Category      S&P Rating            Applicable Margin
     (a)         AA+ or higher         17 basis points

     (b)         Less than AA+ but     18.5 basis points
                 equal to or
                 greater than AA-

     (c)         Less than AA-         20 basis points
                 but equal to or
                 greater than A+

     (d)         Less than A+ but      24 basis points
                 equal to or
                 greater than A

     (e)         Less than A but       31.5 basis points
                 equal to or
                 greater than A-

     (f)         Less than A- or       46.5 basis points
                 no rating

provided that if a Default shall have occurred and be continuing, category (f) shall be deemed applicable for as long as the same shall continue. Each change in any Applicable Margin in respect of Eurodollar Loans resulting from a change in the S&P Rating shall take effect at the time of such change in the S&P Rating.

                        Credit Agreement
                        ----------------

         "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

         "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

         "Basic Documents" shall mean, collectively, this Agreement and the Notes.

         "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

         "Chase" shall mean The Chase Manhattan Bank.

         "Closing Date" shall mean the date upon which the conditions precedent to the initial Loan hereunder set forth in
Section 6.01 hereof have been satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean, for each Lender, the obligation of such Lender to make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof

                        Credit Agreement
                        ----------------
under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof), subject, in the case of any assignment contemplated by Section 11.06(b) hereof, to the provisions of such Section 11.06(b).

         "Commitment Termination Date" shall mean October 27,
2002; provided that if such day is not a Business Day, such day shall be the next preceding Business Day.

         "Consolidated Funded Debt" shall mean Funded Debt of the Company and its Consolidated Subsidiaries on a consolidated basis.

         "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, at any time, the aggregate of the capital stock, capital surplus, paid-in capital, retained earnings and unrealized gains (or losses) on equity securities (net of deferred taxes) of the Company and its Consolidated Subsidiaries on a consolidated basis, less treasury stock and capital stock subscribed and unissued and the book value of good will, formula, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses and any other intangible assets other than unamortized deferred policy acquisition costs.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.07 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Derivatives Obligations" of any Person shall mean all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity swap or equity index swap, equity option or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                        Credit Agreement
                        ----------------

         "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding dividends payable solely in shares of common stock of the Company.

         "Dollars" and "$" shall mean lawful money of the United
States of America.

         "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, appearing on the Telerate Page 3750 at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for Dollar deposits having a term comparable to such Interest Period.

         "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

                        Credit Agreement
                        ----------------

         "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

         "Existing Agreement" shall mean the existing Credit
Agreement dated as of October 25, 1994 among the Company, certain financial institutions party thereto and Chase, as agent.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest l/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.

         "Funded Debt" shall mean, for any Person, all indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person).

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Indebtedness" shall mean, for any Person: (a) indebtedness created, issued or incurred by such Person for

                        Credit Agreement
                        ----------------
borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and
(f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include obligations under any surety bond issued by any Insurance Subsidiary in the ordinary course of its business.

         "Insurance Subsidiary" shall mean any Subsidiary engaged in the insurance business.

         "Interest Period" shall mean, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made, Continued or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;
(ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition

                        Credit Agreement
                        ----------------

(including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; provided that the term Investment shall not include a loan by an Insurance Subsidiary to any of its policyholders secured by a Lien against a life insurance policy issued by such Insurance Subsidiary to such policyholder with a cash surrender value at least equal to the amount of such loan.

         "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Loans" shall mean the loans provided for by Section
2.01 hereof, which may be Base Rate Loans or Eurodollar Loans.

         "Majority Lenders" shall mean Lenders holding at least 51% of the aggregate principal amount of the Loans or if no Loans shall be outstanding, at least 51% of the Commitments, provided that for such purpose there shall be excluded any Commitments or Loans directly or indirectly held by the Company or any of its Affiliates following an assignment or participation as contemplated by Section 11.06 hereof.

         "Margin Stock" shall mean margin stock within the meaning of Regulations U and X.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                         Credit Agreement
                         ----------------

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing substantially similar advisory, coordination or other like functions among insurance departments, insurance commissions and similar governmental authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such governmental authorities.

         "NAIC Ratings" shall mean the quality ratings assigned by the Securities Valuation Office of the NAIC to investments of the Company and its Consolidated Subsidiaries. References in this Agreement to particular NAIC Ratings are references to such ratings as currently defined and classified by the Securities Valuation Office of the NAIC and if such rating system is changed then each reference to a particular rating in this Agreement shall be deemed to be a reference to the rating under such changed rating system which most closely approximates the credit quality of the particular rating as defined on the date of this Agreement.

         "Net Premiums Written" shall mean, for any period, for the Property and Casualty Insurance Subsidiaries determined on a consolidated basis in accordance with SAP, the aggregate amount of premiums written during such period after deducting or adding premiums on business ceded to or assumed from others (which amount as at December 31, 1996, by way of example, is shown on the 1996 Consolidated Annual Statement Underwriting and Investment Exhibit, [Part 2, page 7, column 1, line 32], of such Persons).

         "Notes" shall mean the promissory notes provided for by
Section 2.06(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "OCIC" shall mean The Ohio Casualty Insurance Company, an Ohio corporation, and its successors and assigns.

         "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate

                         Credit Agreement
                         ----------------
and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% above the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% above the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

         "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

         "Principal Office" shall mean the principal office of Chase, located on the date hereof at 270 Park Avenue, New York, New York 10017.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Property and Casualty Subsidiary" shall mean any Subsidiary engaged in the property and casualty insurance business.

         "Quarterly Dates" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business
Day).

         "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal
Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any United

                         Credit Agreement
                         ----------------

States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reserve Requirement" shall mean, for any Interest
Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

         "SAP" shall mean, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with certain terms of this Agreement.

         "S&P Rating" shall mean, as at any date of determination, the rating assigned by Standard & Poor's Ratings
Service to the claims paying ability of OCIC as at such date.

         "Settlement Amount" shall mean, in respect of any Derivative Obligation to which the Company or any of its Consolidated Subsidiaries is a party, the net aggregate marked-to-market (in accordance with standard industry practice) amount, if any, that would be due in respect of such Derivative
Obligation (together with all other Derivative Obligations under the same Master Agreement and giving effect to any netting arrangements between the parties to such Master Agreement) if such Derivative Obligation was (and such other Derivative Obligations were) terminated because of a default by the Company or such Subsidiary.

         "Statutory Surplus" shall mean, at any time, for the Property and Casualty Insurance Subsidiaries on a consolidated basis calculated in accordance with SAP, the amount by which assets exceed liabilities at such time (which amount as at December 31, 1996, by way of example, is shown on the 1996 Consolidated Annual Statement, Statement of Liabilities, Surplus and Other Funds, page 3, column 1, line 25, of such Persons).

                         Credit Agreement
                         ----------------

         "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

         "Wholly-Owned Subsidiary" shall mean any such Subsidiary of which all of such securities or other ownership interests
(other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         1.02  Accounting Terms and Determinations.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

                         Credit Agreement
                         ----------------

         (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof a description in reasonable detail of any material variation between the application of accounting principles or practices employed in the preparation of such statement and the application of accounting principles or practices employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.

         1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

         1.04 S&P Ratings. All references in this Agreement to particular S&P Ratings are references to such ratings as currently defined by Standard & Poor's Ratings Service and in the event such corporation changes its ratings system, each reference to a particular rating set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Administrative Agent, after consultation with the rating service involved, most closely approximates the level of claims paying ability associated with the particular rating as currently defined. If for any reason an S&P Rating is not available then the level of facility fees and Applicable Margin shall be determined by the Majority Lenders after consultation with the Company, based on the Majority Lenders' good faith estimates of what such rating would have been had it been available, the determination of the Majority Lenders in such regard to be final and conclusive.

         Section 2.  Commitments, Loans, Notes and Prepayments.

         2.01 Loans. Each Lender severally agrees, on the terms of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all outstanding Loans exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and

                         Credit Agreement
                         ----------------
may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in said Section 2.07); provided that no more than three separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

         2.02 Borrowings. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at account number 323-5-06178 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

         2.03  Changes of Commitments.

         (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

         (b) The Company shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in multiples of $10,000,000 in excess thereof.

         (c) The Commitments once terminated or reduced may not be reinstated.

         2.04 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's
Applicable Lending Office for Loans of such Type.

         2.05 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights

                         Credit Agreement
                         ----------------
arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         2.06  Notes.

         (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

         (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

         (c) No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 11.06(b) hereof.

         2.07 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, shall be suspended, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

         2.08 Facility Fee.  The Company shall pay to the
Administrative Agent for account of each Lender a facility fee on the daily average amount of such Lender's Commitments (used and

                         Credit Agreement
                         ----------------
unused) during each calendar quarter falling within the period beginning on the date of this Agreement and ending on but not including the earlier of the date the Commitments are terminated and all of the Loans are paid in full or the Commitment Termination Date, at a rate per annum as at any date of determination, equal to the percentage per annum (expressed in number of basis points) determined by reference to the S&P Rating as at such date:

   Category        S&P Rating            Facility Fee
     (a)           AA+ or higher         8 basis points

     (b)           Less than AA+ but     9 basis points
                   equal to or greater
                   than AA-

     (c)           Less than AA- but     10 basis points
                   equal to or greater
                   than A+

     (d)           Less than A+ but      11 basis points
                   equal to or greater
                   than A

     (e)           Less than A but       13.5 basis points
                   equal to or greater
                   than A-

     (f)           Less than A- or       16 basis points
                   no rating

provided that if a Default shall have occurred and be continuing, category (f) shall be deemed applicable for as long as the same shall continue. Each change in the percentage on the basis of which the facility fee is calculated resulting from a change in the S&P Rating shall take effect at the time of such change in the S&P Rating. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and all of the Loans are paid in full or the Commitment
Termination Date.

         Section 3.  Payments of Principal and Interest.

         3.01 Repayment of Loans. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date.

         3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                         Credit Agreement
                         ----------------

                              -17-

         (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time); and

         (b) if such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable
    Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest
Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders and to the Company.

         Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

         4.01  Payments.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 323-5-06178 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

         (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

         (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any

                         Credit Agreement
                         ----------------

                              -18-

Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

         (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's
Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

         (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business
Day, such date shall be extended to the next succeeding Business
Day, and interest shall be payable for any principal so extended for the period of such extension.

         4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under
Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in
Section 5.04 hereof, Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made
(by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments;
and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

         4.03 Computations. Facility fees and interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but

                         Credit Agreement
                         ----------------

                              -19-

excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

         4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 (in the case of Base Rate Loans) or $10,000,000 (in the case of Eurodollar
Loans) or in any integral multiple of $1,000,000 in excess thereof
(borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest
Period shall be in an amount at least equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

         4.05  Certain Notices.  Notices by the Company to the
Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                              Number of
                                              Business
     Notice                                   Days Prior
     Termination or reduction
     of Commitments                               2

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                           Same Day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

                         Credit Agreement
                         ----------------

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of (i) a Conversion, the Type of Loan to result from such Conversion and (ii) a Eurodollar Loan, the duration of the Interest Period therefor) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

              4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date and time on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required
Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

              4.07  Sharing of Payments, Etc.

              (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be

                         Credit Agreement
                         ----------------
entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any Note through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative
Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other
Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders, provided that if at the time of such payment the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata according to the amounts of such Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

              (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right

                         Credit Agreement
                         ----------------
with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

              Section 5.  Yield Protection, Etc.

              5.01  Additional Costs.

              (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar
Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                   (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof), or any commitment of such Lender (including the Commitment of such Lender hereunder); or

                 (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                         Credit Agreement
                         ----------------

              (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans, shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

              (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national or supra-national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

              (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under paragraph (a) or (c) of this Section
5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided, that
(i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall,

                         Credit Agreement
                         ----------------
with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

              5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan:

              (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

              (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such

                         Credit Agreement
                         ----------------

Loans or Convert such Loans into another Type of Loan in accordance with Section 2.07 hereof.

              5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

              5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert
Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

              (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

              (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar
         Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section
5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                         Credit Agreement
                         ----------------

              5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

              (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason
         (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

              (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow, Continue or Convert into a Eurodollar Loan from such Lender on the date for such borrowing, Continuation or Conversion specified in the relevant notice of borrowing, Continuation or Conversion given pursuant to
         Section 2.02 or 4.05 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over
(ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

              5.06  U.S. Taxes.

              (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder or under its Note after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

              (i) to any payment to a Lender hereunder if such Lender is not, on the date hereof (or on the date it becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such

                         Credit Agreement
                         ----------------

         Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

             (ii) to any U.S. Taxes that would not have been imposed but for the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

              (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                         Credit Agreement
                         ----------------

              Section 6.  Conditions Precedent.

              6.01 Initial Loan. The obligation of any Lender to make its initial Loan hereunder is subject to the Administrative
Agent's receipt by October 27, 1997 of the following items, each of which shall be satisfactory to the Administrative Agent in form and substance:

              (a) Corporate Documents. The following documents, each certified as indicated below:

                   (i) a copy of the charter, as amended, of the Company certified by the Secretary of State of Ohio, and a certificate as to the good standing of and charter documents filed by the Company from such Secretary of State, dated as of a recent date;

                   (ii)  a certificate of the Secretary or an
              Assistant Secretary of the Company, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the Regulations of the Company as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Basic Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Basic Documents and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person); and

                   (iii)  a certificate of another officer of the
              Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

              (b) Officer's Certificate. A certificate of a senior officer of the Company to the effect set forth in the first sentence of Section 6.02 hereof.

              (c) Opinion of Counsel to the Company. An opinion of Vorys, Sater, Seymour and Pease, counsel to the Company, substantially in the form of Exhibit B hereto.

              (d) Opinion of Counsel to the Lenders. An opinion of Vedder, Price, Kaufman, Kammholz & Day, special New York

                         Credit Agreement
                         ----------------
         counsel to the Lenders, substantially in the form of Exhibit
         C hereto.

              (e)  Notes.  The Notes, duly completed and executed.

              (f) Termination of Existing Agreement. Evidence of the termination of the "Revolving Credit Commitments" and "Term Loan Commitments" under the Existing Credit Agreement, the repayment of all loans thereunder and the payment of all other amounts due thereunder.

              (g) Payment of Fees and Expenses. Evidence of the payment by the Company of such fees as the Company shall have separately agreed to pay to Chase and amounts owing under
         Section 11.03 hereof to the extent it has received invoices therefor on or before the date of the initial borrowing hereunder.

              (h) Self-Insurance. A certificate of a senior officer of the Company describing in reasonable detail the types and amounts of self-insurance maintained by the Company and its Subsidiaries, which types and amounts are satisfactory to the Lenders.

              (i) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Lenders may reasonably request.

              6.02 Initial and Subsequent Loans. The obligation of the Lenders to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in Section 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

              Section 7. Representations and Warranties. The Company represents and warrants to the Lenders that:

              7.01 Corporate Existence. Each of the Company and its Consolidated Subsidiaries: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental

                         Credit Agreement
                         ----------------
licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

              7.02  Financial Condition.

              (a) The consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1996 and the related consolidated and consolidating statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Coopers & Lybrand, and the unaudited consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at June 30, 1997 and the related consolidated and consolidating statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Consolidated Subsidiaries for the six-month period ended on such date, heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition of the Company and of each of its Consolidated
Subsidiaries, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1997, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

              (b) With respect to each Insurance Subsidiary, the statutory financial statements of such Insurance Subsidiary as at December 31, 1996, as filed with its Applicable Insurance Regulatory Authority, and the quarterly statement for the six-month period ended on June 30, 1997, heretofore furnished to each of the Lenders, fairly present the financial condition of such Insurance Subsidiary as at said dates and its results of operations for its fiscal year and six-month period ended on said dates, in each case, in accordance with statutory reporting practices prescribed or permitted by its Applicable Insurance Regulatory Authority for the preparation of financial statements

                         Credit Agreement
                         ----------------
and other financial reports by insurance corporations of the type of such Insurance Subsidiary.

              7.03 Litigation. Except as disclosed to the Lenders in writing prior to the date of this Agreement, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse determination that could have a Material Adverse
Effect.

              7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or Regulations of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

              7.05 Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the validity or enforceability thereof.

              7.07 Use of Loans. Not more than 25% of the value of the Properties of the Company (individually) and the Company and its Subsidiaries (determined on a consolidated basis) that are subject to the restrictions in Sections 8.05 and 8.07 hereof is attributable to Margin Stock.

              7.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding

                         Credit Agreement
                         ----------------
standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

              7.09 Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year of the Company ended December 31, 1985.
The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal income tax purposes, it is the "common parent" of such group.

              7.10 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              7.11 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              7.12 Credit Agreements. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Consolidated Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule I.

              7.13 Hazardous Materials. The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The
Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan,

                         Credit Agreement
                         ----------------
order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

              7.14 Subsidiaries, Etc. Set forth in Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of organization of each such Subsidiary) and of all Investments held by the Company or any of its Subsidiaries in any joint venture. Except as disclosed in Schedule II hereto the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding equity interests of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.

              Section 8. Covenants of the Company. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

              8.01 Financial Statements. The Company shall deliver to each of the Lenders:

              (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

              (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the

                         Credit Agreement
                         ----------------
         preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default arising from the breach of any of Sections 8.09, 8.10 or 8.11 hereof, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently - applied, as at the end of, and for, such fiscal year;

              (c) as soon as available and in any event not later than 75 days after the end of each fiscal year of each Insurance Subsidiary, (i) the Annual Statements of such Insurance Subsidiary (prepared in accordance with the statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal year as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such Annual Statements present the statutory financial condition of such Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority and (ii) a certificate of the Chief Actuary of the Company or independent certified public accountants of recognized national standing affirming the adequacy of the insurance reserves of such Insurance Subsidiary;

              (d) as soon as available and in any event not later than 75 days after the end of each fiscal year of OCIC, the combined Annual Statement of all of the Insurance Subsidiaries (prepared in accordance with the statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority for OCIC) for such fiscal year as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of OCIC stating that such Annual Statement presents the statutory combined financial condition of the Insurance Subsidiaries in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority and (ii) a certificate of the Chief Actuary of OCIC affirming the adequacy of the combined insurance reserves of the Insurance Subsidiaries;

                         Credit Agreement
                         ----------------

              (e) as soon as available and in any event within 60 days after the end of each fiscal quarter of each Insurance Subsidiary, (i) quarterly statutory financial statements of such Insurance Subsidiary (prepared in accordance with statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal quarter as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such statutory financial statements present the statutory financial condition of such Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority;

              (f)  Promptly after their becoming available:

                   (i) copies of all financial statements, reports and proxy statements that the Company shall have sent to its stockholders generally;

                   (ii) copies of all registration statements that the Company shall file, other than employee benefit plans, and copies of all regular and periodic reports, if any, that the Company shall file with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange, or shall furnish to its shareholders, and copies of statutory financial statements that the Company or any Insurance Subsidiary periodically files with the Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor; and

                   (iii) copies of all regular and periodic reports of reviews or examinations of the Company and its Consolidated Subsidiaries, or any of them, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority;

              (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                   (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by

                         Credit Agreement
                         ----------------
              regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                   (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                   (iii)  the institution by PBGC of proceedings under
              Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                   (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
              Section 4041A of ERISA; and

                   (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

              (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

              (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request; and

              (j) notice of any change in the S&P Rating promptly after the same shall have occurred.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b),
(c), (d) or (e) above, a certificate of a senior financial officer

                         Credit Agreement
                         ----------------
of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07, 8.08, 8.09, 8.10 and 8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

              8.02 Litigation. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings in which there is no reasonable possibility of an adverse determination that could have a Material Adverse Effect.

              8.03 Existence, Etc. The Company will, and will cause each of its Consolidated Subsidiaries to: preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof); comply with the requirements of all applicable law, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

              8.04 Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses. The Company shall not permit the types or amounts of self-insurance maintained by it and its Subsidiaries to be materially increased beyond the types and amounts thereof set forth in the certificate referred to in
Section 6.01(h) hereof.

                         Credit Agreement
                         ----------------

              8.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Subsidiaries to, acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other assets to be sold or used in the ordinary course of business, capital expenditures made in the ordinary course of business and Investments permitted under Section 8.08 hereof. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests) if such conveyance, sale, lease, transfer or other disposition would have a Material Adverse Effect (and any conveyance, sale, lease, transfer or other disposition permitted by this sentence shall be for cash consideration at fair market value). Notwithstanding the foregoing provisions of this Section 8.05: (a) the Subsidiaries of the Company may enter into reinsurance transactions in the ordinary course of business and (b) if no Default exists or would result therefrom:

              (i) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

              (ii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

              (iii) the Company may merge or consolidate with any other Person if (i) the Company is the surviving corporation or (ii) the successor corporation is organized under the laws of the United States or a state thereof, and expressly assumes the obligations of the Company hereunder and such Person into which the Company is merged has a senior long term unsecured debt rating assigned by Standard & Poor's Ratings Service or Moody's Investors Service (if any) of not less than "A" (or its equivalent) and whose insurance operations (if any) are rated "A" or better by A.M. Best; and

              (iv) any Subsidiary of the Company may change its domicile from one state in the United States of America to another state in the United States of America.

                         Credit Agreement
                         ----------------

              8.06 Certain Obligations Respecting Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that it at all times owns at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date of the initial Loans hereunder. Without limiting the generality of the foregoing, the Company will not, nor will it permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by them (except for a sale, transfer or other disposition permitted under Section 8.05 hereof or the sale of all the capital stock of a Consolidated Subsidiary as an entirety for cash consideration at fair market value) and the Company will not, nor will it permit any of its Subsidiaries to, issue any shares of stock of any class whatsoever to any Person (except directors' qualifying shares).

              8.07 Limitation on Liens. (a) The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (subject to paragraph (b) of this Section 8.07):

              (i) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

              (ii)  carriers', warehousemen's, mechanics',
         materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

              (iii) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

              (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations (including those in respect of insurance company qualification requirements), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case

                         Credit Agreement
                         ----------------
         materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (vi) Liens on Property of any corporation which becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

              (vii) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 70% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

              (viii) additional Liens upon real and/or personal Property (x) contemplated by the agreements described on
         Schedule I hereto and (y) created after the date hereof, provided that, in the case of this clause (y), the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $25,000,000 in the aggregate at any one time outstanding;

              (ix) Liens on marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America sold by the Company or any of its Subsidiaries under a repurchase agreement with a bank or a primary dealer of United States government securities maturing within 30 days from the date of sale, provided that the terms of such agreement complies with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depositary Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (or any successor guidelines); and

              (x) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional

                         Credit Agreement
                         ----------------

         Indebtedness or Property (other than a substitution of like
         Property).

              (b) Notwithstanding subparagraphs (a)(i) through (a)(x) of this Section 8.07, the Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any stock issued by any Insurance Subsidiary.

              8.08 Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding:

              (a) any Investments that consist of capital stock, partnership or other ownership interests or other equity securities in any Person (other than a Consolidated Subsidiary of the Company) in an aggregate amount (for all such Investments) in excess of 30% of the total investments of the Company and its Subsidiaries (determined on consolidated basis in accordance with GAAP);

              (b)  any Investments that are Non-Investment Grade
         Securities (as defined below, but excluding loans to Subsidiaries of the Company constituting Funded Debt of such Subsidiaries permitted by Section 8.12 hereof) in an aggregate amount (for all such Investments) in excess of 12.5% of the total investments of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP); and

              (c) assets constituting real estate (determined in accordance with SAP) in an aggregate amount (for all such assets) in excess of 5% of the total investments of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP);

provided that the Company may, and may permit its Subsidiaries to, make and maintain Investments in Wholly-Owned Subsidiaries of the Company. For purposes of this Section 8.08, "Non-Investment Grade Securities" shall mean bonds, debentures, notes or other evidence of, or other obligations to repay, Indebtedness that (i) have a rating from a nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) below the four highest generic categories of such nationally recognized statistical rating organization, (ii) have been designated by the Securities Valuation Office of the National Association of Insurance Commissioners as having a lower quality than '2' or (iii) do not have a rating from any such nationally recognized statistical rating organization and do not have a quality designation by said Securities Valuation Office.

              8.09 Minimum Statutory Surplus. The Company will not permit at any time Statutory Surplus to be less than $750,000,000.

                         Credit Agreement
                         ----------------

              8.10 Consolidated Funded Debt. The Company will not permit at any time Consolidated Funded Debt to exceed 30.00% of Consolidated Tangible Net Worth (calculated without giving effect to unrealized gain or loss on non-equity investments).

              8.11 Funded Debt of Consolidated Subsidiaries. The Company will not permit at any time the aggregate amount of Funded Debt of all Subsidiaries of the Company (excluding Funded Debt owing to the Company or any Subsidiary of the Company) to exceed the greater of (a) 10% of Consolidated Tangible Net Worth or (b) $80,000,000.

              8.12 Lines of Business. The Company will continue, and cause each of its Consolidated Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement.

              8.13 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

              8.14 Use of Proceeds. The Company will use the proceeds of the Loans hereunder to pay the principal of and interest on the loans made under, and all other amounts owing under, the Existing Agreement and for general corporate purposes; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. None of such proceeds will be used, directly or indirectly, in any manner which would cause any Lender to violate Regulation U, and the Company will not permit more than 25% of the value of the Properties of the Company (individually) and the Company and its Subsidiaries (determined on a consolidated basis) that are subject to the restrictions in Sections 8.05 and 8.07 hereof to be attributable to Margin Stock.

                         Credit Agreement
                         ----------------

              Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

              (a) The Company shall default in the payment when due of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any Note; or

              (b) The Company or any of its Consolidated Subsidiaries shall default in the payment when due of (I) any amount of principal of any of its other Indebtedness the aggregate amount of which other Indebtedness is $1,000,000 or more or (II) any interest on any such Indebtedness and such default in the payment of interest shall remain unremedied for three or more Business
Days or (III) any amount under any Derivatives Obligation the Settlement Amount of which individually or in the aggregate is $1,000,000 or more and such default shall remain unremedied for three or more Business Days; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at level specified in relation to the par value thereof; or

              (c) Any representation, warranty or certification made or deemed made herein (or in any modification, amendment or supplement hereto) by the Company, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof (or thereof), shall prove to have been false or intentionally misleading as of the time made or furnished in any material respect; or

              (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(h), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13 and 8.14 hereof; or the
Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of fifteen days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

              (e) The Company or any of its Consolidated Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (f) The Company or any of its Consolidated Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its

                         Credit Agreement
                         ----------------

Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, rehabilitation, supervision, conservatorship, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
(vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (g) A proceeding, order or case shall be commenced, without the application or consent of the Company or any of its Consolidated Subsidiaries, in any court of competent jurisdiction, or by any applicable insurance regulatory authority seeking (i) its liquidation, reorganization, rehabilitation, supervision, conservatorship, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets or
(iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

              (h) A final judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Consolidated Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof or execution thereof shall not otherwise be prohibited by applicable law and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed (or so prohibited), appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (i) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would have, in the determination of the Majority Lenders, a Material Adverse Effect; or

                         Credit Agreement
                         ----------------

              (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; or (ii) during any period of 25 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall no longer constitute a majority of the board of directors (excluding any directors that replaced individuals who ceased to be directors during such period by reason of death or voluntary retirement and any directors who were appointed or whose election was approved by a majority of the board of directors holding office at the time of such election) of the Company;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may (or, upon the instructions of the Majority Lenders, shall), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and
(2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                         Credit Agreement
                         ----------------

              Section 10.   The Administrative Agent.

              10.01  Appointment, Powers and Immunities.   Subject to
Section 10.08 hereof, each Lender hereby irrevocably appoints and authorizes Chase to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this
Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document
referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or
willful misconduct.   The Administrative Agent may employ agents
and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative
Agent, together with the consent of the Company to such assignment or transfer.

              10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                         Credit Agreement
                         ----------------

              10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority
Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

              10.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

              10.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are as the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but

                         Credit Agreement
                         ----------------
excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              10.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative
Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

              10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

              10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative

                         Credit Agreement
                         ----------------

Agent, which shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

              10.09 Agency Fee. The Company shall pay to Chase, as Administrative Agent, the agency fee separately agreed by Chase and the Company as and when due.

              Section 11.  Miscellaneous.

              11.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on Annex 1; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              11.03 Expenses, Etc. The Company agrees to pay or reimburse (a) the Administrative Agent for paying all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Vedder, Price, Kaufman, Kammholz & Day, special New York counsel to the Lenders), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes; (b) each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including reasonable counsels' fees) in connection with (i) any Default and any

                         Credit Agreement
                         ----------------
enforcement or collection proceedings resulting therefrom and (ii) the enforcement of this Section 11.03; and (c) each of the Lenders and the Administrative Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

              The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

              11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders (i) increase or extend the term or any Commitment, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section
11.04 or of Section 11.06(a) hereof, (vii) amend the definition of the term "Majority Lenders" or (viii) waive any of the conditions precedent set forth in Section 6 hereof; and provided, further, that any amendment of Section 10 hereof shall require the consent of the Administrative Agent.

              Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 6 hereof to any Loan hereunder are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail

                         Credit Agreement
                         ----------------
to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Basic Documents (including, without limitation, under this Section 11.04) to have no Loans or Commitment, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the preceding paragraph of this
Section 11.04; provided that any action taken by the other Lenders with respect to the matters referred to in the proviso to the preceding paragraph shall not be effective as against such Lender.

              11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              11.06  Assignments and Participation.

              (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

              (b) Each Lender may assign any of its Loans, its Note and its Commitment (but only with the consent of the Company and the Administrative Agent, which consent of the Company and the Administrative Agent will not be unreasonably withheld, it being understood among the parties hereto that it will not be unreasonable for the Company to withhold its consent in any instance in which the granting of such consent could reasonably be expected to increase the Company's obligations under Section 5.06 hereof); provided that (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender or to an affiliate of the assigning Lender; (ii) any such partial assignment shall be in an amount at least equal to $10,000,000; and (iii) each such assignment by a Lender of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Administrative
Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent, the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the

                         Credit Agreement
                         ----------------
extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,500.

              (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(i) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in
Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of such Loans and Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold.
In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.04 hereof, requires the consent of each Lender.

              (d) Anything in this Section 11.06 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                         Credit Agreement
                         ----------------

              (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

              11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 11.03 and 11.12 hereof and the obligations of the Lenders under Section 10.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit or reborrowing herein or pursuant hereto, shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

              11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United
States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                         Credit Agreement
                         ----------------

              11.12 Treatment of Certain Information; Confidentiality.

              (a) The Company acknowledges that (i) services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more subsidiaries or affiliates of such Lender and (ii) information delivered to each Lender by the Company and its Subsidiaries may be provided to each such subsidiary and affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

              (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent in connection with the transactions or any matter arising in connection herewith,
(iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party that relates to this Agreement or any transaction contemplated hereby,
(vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit D hereto; provided, further, that, in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Lender under this Section
11.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof.
              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                           OHIO CASUALTY CORPORATION


                           By /s/ Barry S. Porter
                              Title: CFO & Treasurer

                         Credit Agreement
                         ----------------


Commitment                 Lender
$35,000,000                THE CHASE MANHATTAN BANK


                           By /s/ Heather A. Lindstrom
                              Title: Vice President


$27,500,000                THE FIRST NATIONAL BANK OF CHICAGO


                           By /s/ Joseph M. Manzella
                              Title: Assistant Vice President


$27,500,000                FIRST UNION NATIONAL BANK


                           By /s/ Gail M. Golightly
                              Title: Senior Vice President


$23,000,000                CORESTATES BANK, N.A.


                           By /s/ Kimberly Shaffer
                              Title: Vice President


$23,000,000                KEYBANK NATIONAL ASSOCIATION


                           By /s/ Sharon F. Weinstein
                              Title: Vice President


$14,000,000                BANK OF MONTREAL


                           By /s/ Bruce E. Cox
                              Title: Director

                         Credit Agreement
                         ----------------


Commitment                 Lender
$14,000,000                FIFTH THIRD BANK


                            By /s/ Adrian O. Breen
                               Title: Assistant Vice President


$14,000,000                FLEET NATIONAL BANK


                           By /s/ Carla Balesano
                              Title: Vice President
                              (for Michael Sinisgalli)


$14,000,000                MELLON BANK, N.A.


                           By /s/ Robert E. Brandenstein
                              Title: Vice President


$14,000,000                NATIONAL CITY BANK OF COLUMBUS


                           By /s/ William J. Whitley
                              Title: Senior Vice President


$14,000,000                PNC BANK, OHIO, NATIONAL ASSOCIATION


                           By /s/ Stephen C. Brown
                              Title: Assistant Vice President


$14,000,000                ROYAL BANK OF CANADA


                           By /s/ Yvonne J. Bernard
                              Title: Manager

                         Credit Agreement
                         ----------------


Commitment                 Lender
$14,000,000                STAR BANK, NATIONAL ASSOCIATION


                           By /s/ Derek S. Roudebush
                              Title: Assistant Vice President


$14,000,000                STATE STREET BANK AND TRUST COMPANY


                           By /s/ Edward M. Anderson
                              Title: Vice President


$14,000,000                SUNTRUST BANK, CENTRAL FLORIDA,
                           NATIONAL ASSOCIATION


                           By /s/ Harold Bitler
                              Title: First Vice President


$14,000,000                UNION BANK OF CALIFORNIA, N.A.


                           By /s/ Kristine A. Kasselman
                              Title: Vice President


$10,000,000                FIRST NATIONAL BANK OF SOUTHWESTERN
                           OHIO


                           By /s/ Donald C. Beer
                              Title: Senior Vice President and
                                      Chief Lending Officer

                         Credit Agreement
                         ----------------

                           Administrative Agent

                           THE CHASE MANHATTAN BANK,
                           as Administrative Agent



                           By /s/ Heather A. Lindstrom
                              Title: Vice President






                         Credit Agreement
                         ----------------

                                                        SCHEDULE I


                         Material Amounts

                                                 Principal Amount
1.   Security Fund Agreement in
     support of First Layer                             N/A
     Liability Excess
     Reinsurance Contract
     between Ohio Casualty
     Insurance Group and The
     Subscribing Reinsurers
     with The Chase Manhattan
     Bank as custodian.


2.   Agreement dated as of
     October 2, 1995 by and                       $163.6 Million
     between Employers'
     Reassurance Corporation,
     Americo Life Insurance
     Company, Ohio Casualty
     Insurance Company and
     Commerce Bank of Kansas
     City, Missouri relating to
     assets managed and
     guaranteed by Ohio
     Casualty Insurance
     Company.

Inclusion of any documents on this Schedule does not constitute acknowledgement that the related transaction constitutes
Indebtedness as defined in the Credit Agreement to which this
Schedule is attached.

                         Credit Agreement
                         ----------------

                                                        SCHEDULE II


                         Subsidiaries and Investments


Subsidiaries of Ohio Casualty Corporation


                                         State of Domicile   Percentage Owned
Ohio Casualty Corporation                Ohio                100%

   Ocasco Securities Corporation         Indiana             100%
   Ohio City Holding Company             Ohio                100%
     Ohio City Insurance Agency          Ohio                100%
     Ohio City Life Insurance Agency     Ohio                100%

   Hamilton Graphics, Inc.               Ohio                100%

   Ohio Casualty Insurance Company       Ohio                100%

       American Fire & Casualty Co.      Ohio                100%
       Ohio Security Insurance Co.       Ohio                99.99%
       West American Insurance Co.       Indiana             100%
       Ocasco Budget, Inc.               Ohio                100%
       Marion Insurance Company          Indiana             100%
       Ohio Life Insurance Company       Ohio                100%
          Ohio Life Brokerage            Kentucky            100%
             Services, Inc.


Investments in joint ventures held by Ohio Casualty Corporation or its subsidiaries.

None





                         Credit Agreement
                         ----------------


                                                       EXHIBIT A


                          [Form of Note]

                         PROMISSORY NOTE


$_______________                                 October 27, 1997
                                               New York, New York

    FOR VALUE RECEIVED, OHIO CASUALTY CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to __________________ (the "Lender"), for account of its respective
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan
Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit
Agreement or hereunder in respect of the Loans made by the Lender.

    This Note is one of the Notes referred to in the Credit
Agreement dated as of October 27, 1997 (as modified and supplemented and in effect from time to time, the "Credit
Agreement") between the Company, the lenders named therein and The Chase Manhattan Bank, as Administrative Agent, and evidences
Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


                         Credit Agreement
                         ----------------


                            -2-

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

    Except as permitted by Section 11.06(b) of the Credit
Agreement, this Note may not be assigned by the Lender to any other Person.

    This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                        OHIO CASUALTY CORPORATION


                        By_________________________
                          Title:





                         Credit Agreement
                         ----------------

                            -3-

                        SCHEDULE OF LOANS

    This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued   Prin-
   or        of     of   Interest  Interest     or       cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount    Made by
---------  ------  ----  --------  --------  ---------  ------   --------








                         Credit Agreement
                         ----------------

                                                            EXHIBIT B


             [Form of Opinion of Counsel to the Company]



                          October 27, 1997




     The Chase Manhattan Bank, as Administrative Agent


         and

     The Lenders Party to the Credit
         Agreement Referenced Below

         Re: Credit Agreement dated as of October 27, 1997, among Ohio Casualty Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent

     Ladies and Gentlemen:

         We have acted as counsel to Ohio Casualty Corporation, an Ohio corporation (the "Company"), in connection with the Credit Agreement (the "Credit Agreement") dated as of October 27, 1997, among the Company, the financial institutions that are signatories thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders (the "Administrative Agent"), providing for loans to be made by the Lenders to the Company in an aggregate principal amount not exceeding $300,000,000. This opinion is rendered to the Administrative Agent and the Lenders pursuant to Section 6.01(c) of the Credit Agreement. All capitalized terms which are used but not defined herein and which are defined in the Credit Agreement have the meanings assigned to them in the Credit Agreement. As used herein, the term "Loan Documents" refers, collectively, to the Credit Agreement and the Notes.

         In connection with this opinion, we have examined the following:

              (a)  The Credit Agreement;

              (b)  The Notes;


              (c)  The Amended Articles of Incorporation of the
                        Company, as amended through [          ,
                        1996, as certified by the Secretary of State
                        of Ohio on     , 1997 (the "Articles");


                    Opinion of Counsel to the Company
                    ---------------------------------

              (d)  The Regulations of the Company, as amended
                        through [November 20, 1986] (the
                        "Regulations"), in the form certified by the Secretary of the Company; and

              (e)  Resolutions certified by the Secretary of
                        the Company as having been duly adopted by the Company's Board of Directors authorizing the transactions contemplated by the Loan
                        Documents.

         In connection with this opinion, we have investigated such questions of law, and we have also examined, and have relied upon, originals or copies, certified or otherwise, identified to our satisfaction, of such corporate documents and records of the Company, certificates of public officials and other documents and such information and statements of officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, certificates of certain officers of the Company in respect of delivery of the Loan Documents and other factual matters that form the basis for our opinions rendered in the second sentence of paragraph 1, clauses (i), (ii)(b) and (c) of paragraph 2 and paragraph 5. In stating our opinion, we have assumed the genuineness of all signatures (except as to the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies or drafts, and the authenticity of such originals of such latter documents.

         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual knowledge of Vorys, Sater, Seymour and Pease attorneys who have represented the Company in connection with the transactions contemplated in the Credit Agreement. We have relied solely upon the examinations and inquiries recited herein and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination. In rendering the opinion that the execution, delivery and performance of the Loan Documents will not constitute a violation by the Company of any federal law of the United States of America, we have assumed the accuracy of the Company's representations and warranties set forth in
     Section 7.07 of the Credit Agreement at all times. Also, we express no opinion herein with respect to federal or state securities laws (other than Regulation U).

         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:


                    Opinion of Counsel to the Company
                    ---------------------------------

         1. Each of the Company and OCIC is a corporation validly existing and in good standing under the laws of the State of Ohio, and the Company has the corporate power to make and perform the Credit Agreement and the Notes and to borrow under the Credit Agreement. To our knowledge, no governmental authority has asserted that the Company or any Subsidiary is required to be licensed or qualified in any foreign jurisdiction in which the Company or such Subsidiary is not now licensed or qualified.

         2. The execution, delivery and performance by the Company of the Credit Agreement and the borrowings thereunder (i) have been duly authorized by all necessary corporate action on the part of the Company and (ii) do not and will not (a) constitute a violation by the Company of any provision of any law or regulation of the State of Ohio or any federal law or regulation of the United States of America in effect on the date hereof,
     (b) result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of the Properties of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective Properties may be bound and of which we have knowledge, or (c) conflict with any order or decree of any court or governmental authority binding upon the Company or any Subsidiary and in effect on the date hereof of which we have knowledge.

         3. The Loan Documents have been duly executed and delivered by the Company. In general, an Ohio court would give effect to the choice of law provisions in the Loan Documents which specify New York law as the applicable law. The Supreme Court of Ohio has validated contractual choice of law provisions, Jarvis v. Ashland Oil, Inc., 17 Ohio St. 3d 189
     (1985); Schulke Radio Productions, Ltd. v. Midwestern Broadcasting Co., 6 Ohio St. 3d 436 (1983). In the latter case, the Supreme Court held that the parties may choose the law applicable to their contract unless (i) the state whose law is chosen has no substantial relationship to the parties or to the transaction and there is no other reasonable basis for the parties' choice or (ii) application of the chosen law would be contrary to a fundamental policy of a state having a materially greater interest in the issue than the chosen state and such other state would be the state of applicable law in the absence of a choice by the parties. Under the present circumstances, it would appear that the parties' stipulation that the law of New York control should be given effect. This conclusion is based upon our understanding that the Loan Documents were delivered in New York, that the transactions which are the subject thereof are to be performed, in whole or in part, in New York, and that the Administrative Agent has its chief place of business and the Principal Office is located in New York.

         4. Assuming the Loan Documents were governed by the law of the State of Ohio, we are of the opinion that the Loan


                    Opinion of Counsel to the Company
                    ---------------------------------

     Documents would constitute valid and binding obligations of the Company enforceable accordance with their respective terms.

         5. To our knowledge, there are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which would, if decided adversely to the Company or any such Subsidiary, have a Material Adverse Effect.

         6. No authorizations, consents, approvals, licenses, filings or registrations with any governmental or regulatory authority or agency of the State of Ohio or the federal government of the United States of America are required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of the Credit Agreement.

         To the extent that the obligations of the Company may be dependent upon such matters, we have assumed for purposes of our opinion in paragraph 4 above that each party to the Credit Agreement, other than the Company, is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under the Credit Agreement; and that the Credit Agreement has been duly authorized, executed and delivered by, and consistutes the legal, valid and binding obligation of, each such other party, enforceable against each such other party in accordance with its terms.

         In addition, our opinion in paragraph 4 above is subject to the following exceptions and qualifications:

         A. Such opinion is subject to the limitations, if any, of Title 11, U.S.C., as amended, and of any applicable insolvency, reorganization, moratorium or other similar laws affecting the enforcement or creditors' rights generally and by principles of equity -- including, without limitation, those which may be expressed in terms of the public policies of the State of Ohio -- regardless of whether such enforceability is considered in a proceeding in equity or at law. In addition, certain remedial and other provisions of the Loan Documents may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct and (ii) judicial discretion, in the instance of multiple or equitable remedies.

         B. In addition, we express no opinion as to (i) the enforceability of any provisions of the Loan Documents to the extent held to (a) require the payment of compounded interest,
     (b) compensate any party for loss or expense in excess of actual loss or reasonable expenses or constitute a penalty, (c) require reimbursement for or indemnify against actions taken in violation of applicable law or public policy, (d) call for the payment of prepayment penalties, premiums or similar amounts with respect to and as a result of accelerated indebtedness or


                    Opinion of Counsel to the Company
                    ---------------------------------

     (e) require the payment of attorneys' fees by any party to any opposing party; (ii) Section 4.07(c) of the Credit Agreement,
     (iii) the effect of the law of any jurisdiction (other than the State of Ohio) wherein any Lender (including any of its Applicable Lending Offices) may be located which limits rates of interest which may be charged or collected by such Lender, or
     (iv) except as otherwise expressly stated in paragraph 3 above, Sections 11.10 or 11.11 of the Credit Agreement.

         This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio in existence at the date hereof (including those having future effect).

         The opinion is rendered only to the Administrative Agent and the Lenders and is solely for their benefit in connection with the Loan Documents. This opinion may not be relied upon by the Administrative Agent or the Lenders for any other purpose, or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                        Very truly yours,













                    Opinion of Counsel to the Company
                    ---------------------------------

                                                           EXHIBIT C


     [Form of Opinion of Special New York Counsel to the Lenders]



                                                   October 27, 1997



     To: The Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent

     Ladies and Gentlemen:

         We have acted as special New York counsel to the Lenders in connection with the Credit Agreement (the "Credit Agreement") dated as of October 27, 1997, between Ohio Casualty Corporation (the "Company"), the financial institutions named therein and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said banks to the Company in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein.

         We have assumed for purposes of our opinion hereinafter set forth that the Credit Agreement has been duly authorized, executed and delivered by the Company, each Lender and the Administrative Agent, and that the Company is duly incorporated and validly existing under the laws of Ohio and has full power, authority and legal right to make and perform the Credit Agreement and the Notes.

         We have examined originals or copies authenticated to our satisfaction of all such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon representations and certificates of the Company and its officers.

         Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that the Credit Agreement constitutes, and the Notes when executed and delivered for value will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of

                    Opinion of Counsel to the Company
                    ---------------------------------
creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that we express no opinion as to (i) Section 4.07(c) of the Credit Agreement, (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender (including any of its Applicable Lending Offices) may be located which limits rates of interest which may be charged or collected by such Lender, (iii) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement and the Notes, (iv) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes, (v) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York or (vi)
Section 11.11 of the Credit Agreement.

    In connection with the above, we wish to point out that provisions of the Credit Agreement which permit the Administrative Agent or any Lender to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Administrative Agent or a Lender which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

    We are members of the bar of the State of New York and we do not herein intend to express any opinion as to any matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America.

                                      Very truly yours,




                    Opinion of Counsel to the Company
                    ---------------------------------

                                                         EXHIBIT D

                [Form of Confidentiality Agreement]


                     CONFIDENTIALITY AGREEMENT

                                                            [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]



         Re: Credit Agreement dated as of October 27, 1997, between Ohio Casualty Corporation (the
              "Company"), the financial institutions named therein and The Chase Manhattan Bank, as
              Administrative Agent.

Dear              :

    As a Lender party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Ohio Casualty Corporation (the "Company") pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

    As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information,
of a Confidentiality Agreement in this form.   Such information
will not be made available to you until your execution and return to us of this Confidentiality Agreement.

    Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (v) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof, and provided further that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

    Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                        Very truly yours,


                        [Insert Name of Lender]



                        By


The foregoing is agreed to as of the date of this letter



[Insert name of prospective participant or assignee]


By

                                                            Annex 1

          Applicable Lending Office and Notice Information

THE COMPANY

Ohio Casualty Corporation

Address for Notices:

    136 North Third Street
    Hamilton, Ohio 45025

    Telecopier No.:  (513) 867-3964

    Telephone No.:  (513) 867-3903

    Attention:  Barry S. Porter

                            -2-
THE LENDERS

1.  The Chase Manhattan Bank

Lending Office for all Loans:

    The Chase Manhattan Bank
    270 Park Avenue
    New York, New York 10017


Address for Notices:

    The Chase Manhattan Bank
    270 Park Avenue
    New York, New York  10017

    Telecopier No.:  (212) 270-0670

    Telephone No.:  (212) 270-7965

    Attention:  Dennis Cogan

2.  The First National Bank of Chicago

Lending Office for all Loans:

    The First National Bank of Chicago
    One First National Plaza, Mail Suite 0085
    Chicago, Illinois  60670-0085


Address for Notices:

    A.   General

    The First National Bank of Chicago
    One First National Plaza, Mail Suite 0085
    Chicago, Illinois  60670-0085

    Telecopier No.: (312) 732-4033

    Telephone No.:  (312) 732-9565

    Attention: Cynthia W. Priest

    B.   Administrative/Operational

    The First National Bank of Chicago
    One First National Plaza, Mail Suite 0085
    Chicago, Illinois  60670-0085

    Telecopier No.: (312) 732-2279

    Telephone No.:  (312) 732-3537

    Attention: Lillian A. Arroyo

3.  First Union National Bank

Lending Office for all Loans:

    First Union National Bank
    301 South College Street, DC-5
    Charlotte, North Carolina  28288-0735


Address for Notices:

    A.   General

    First Union National Bank
    301 South College Street, DC-5
    Charlotte, North Carolina  28288-0735

    Telecopier No.: (704) 383-7611

    Telephone No.:  (704) 383-3789

    Attention: Jay Bullock

    B.   Administrative/Operational

    First Union National Bank
    301 South College Street, DC-5
    Charlotte, North Carolina  28288-0735

    Telecopier No.: (704) 383-7611

    Telephone No.:  (704) 383-9326

    Attention: Callie Moses

4.  CoreStates Bank, N.A.

Lending Office for all Loans:

    CoreStates Bank, N.A.
    F.C. 1-8-8-4
    P.O. Box 7618
    Philadelphia, Pennsylvania  19101


Address for Notices:

    A.   General

    CoreStates Bank, N.A.
    F.C. 1-8-8-4
    P.O. Box 7618
    Philadelphia, Pennsylvania  19101

    Telecopier No.: (215) 786-4114

    Telephone No.:  (215) 973-2084

    Attention: James Peppelman

    B.   Administrative/Operational

    CoreStates Bank, N.A.
    F.C. 1-3-17-70
    P.O. Box 7618
    Philadelphia, Pennsylvania  19101

    Telecopier No.: (215) 973-2045

    Telephone No.:  (215) 973-5905

    Attention: Joy Ditre

5.  KeyBank National Association

Lending Office for all Loans:

    KeyBank National Association
    127 Public Square
    Cleveland, Ohio  44114

Address for Notices:

    A.   General

    KeyBank National Association
    127 Public Square
    Cleveland, Ohio  44114

    Telecopier No.: (216) 689-4981

    Telephone No.:  (216) 689-3443

    Attention: Sharon Weinstein

    B.   Administrative/Operational

    KeyBank National Association
    127 Public Square
    Cleveland, Ohio  44114

    Telecopier No.: (216) 689-4981

    Telephone No.:  (216) 689-0206

    Attention: Loree Kuttler

6.  Bank of Montreal

Lending Office for all Loans:

    Bank of Montreal
    115 South LaSalle, 12th Floor West
    Chicago, Illinois  60603

Address for Notices:

    A.   General

    Bank of Montreal
    115 South LaSalle, 12th Floor West
    Chicago, Illinois  60603

    Telecopier No.: (312) 845-2199

    Telephone No.:  (312) 750-3458

    Attention: Robert Meyer

    B.   Administrative/Operational

    Bank of Montreal
    115 South LaSalle, 12th Floor West
    Chicago, Illinois  60603

    Telecopier No.: (312) 750-4345

    Telephone No.:  (312) 750-5907

    Attention: Sonya Taitt

7.  Fifth Third Bank

Lending Office for all Loans:

    Fifth Third Bank
    38 Fountain Square Boulevard
    Cincinnati, Ohio  45263


Address for Notices:

    A.   General

    Fifth Third Bank
    Third & High Street
    Hamilton, Ohio  45011

    Telecopier No.: (513) 785-3724

    Telephone No.:  (513) 785-3714

    Attention: Adrian Breen

    B.   Administrative/Operational

    Fifth Third Bank
    Third & High Street
    Hamilton, Ohio  45011

    Telecopier No.: (513) 785-3724

    Telephone No.:  (513) 785-3713

    Attention: Marge Shepherd

8.  Fleet National Bank

Lending Office for all Loans:

    Fleet National Bank
    777 Main Street CT/MO/0250 Ins. Ind.
    Hartford, Connecticut  06115


Address for Notices:

    A.   General

    Fleet National Bank
    777 Main Street CT/MO/0250 Ins. Ind.
    Hartford, Connecticut  06115

    Telecopier No.: (860) 986-1264

    Telephone No.:  (860) 986-2645

    Attention: Michael Sinisgalli

    B.   Administrative/Operational

    Fleet National Bank
    777 Main Street CT/MO/0250 Ins. Ind.
    Hartford, Connecticut  06115

    Telecopier No.: (860) 986-1094

    Telephone No.:  (860) 986-4616/4098

    Attention: Icy L. Mounds/Emilie Jones

9.  Mellon Bank, N.A.

Lending Office for all Loans:

    Mellon Bank, N.A.
    One Mellon Bank Center
    Pittsburgh, Pennsylvania  15258


Address for Notices:

    A.   General

    Mellon Bank, N.A.
    One Mellon Bank Center
    Pittsburgh, Pennsylvania  15258

    Telecopier No.: (412) 234-8087

    Telephone No.:  (412) 234-7112

    Attention: Susan Whitewood

    B.   Administrative/Operational

    Mellon Bank, N.A.
    Three Mellon Bank Center, Room 3305
    Pittsburgh, Pennsylvania  15258

    Telecopier No.: (412) 234-5049

    Telephone No.:  (412) 234-1869

    Attention: Charlotte Adams

10. National City Bank of Columbus

Lending Office for all Loans:

    National City Bank of Columbus
    155 E. Broad Street
    Colombus, Ohio  43251-0033

Address for Notices:

    A.   General

         National City Bank of Columbus
         155 E. Broad Street
         Colombus, Ohio  43251-0033


         Telecopier No.: (614) 463-6770

         Telephone No.:  (614) 463-8247

         Attention: Teresa M. Halsell

    B.   Administrative/Operational

         National City Bank of Columbus
         P.O. Box 94528N
         Cleveland, Ohio  44114

         Telecopier No.: (216) 575-9600

         Telephone No.:  (216) 575-9389

         Attention: Commercial Loan Operations

11. PNC Bank, Ohio, National Association

Lending Office for all Loans:

    PNC Bank, Ohio, N.A.
    201 East Fifth Street, 3rd Floor
    Cincinnati, Ohio  45201


Address for Notices:

    A.   General

    PNC Bank, Ohio, N.A.
    1600 Market Street, 21st Floor
    Philadelphia, Pennsylvania  19103

    Telecopier No.: (215) 585-7615

    Telephone No.:  (215) 585-5383

    Attention: Howard Jonas

    B.   Administrative/Operation

    PNC Bank, Ohio, N.A.
    201 East Fifth Street, 3rd Floor
    Cincinnati, Ohio  45201

    Telecopier No.: (513) 651-8952

    Telephone No.:  (513) 651-8683

    Attention: Susie Richardson

12. Royal Bank of Canada

Lending Office for all Loans:

    Royal Bank of Canada,
    Grand Cayman (North America No. 1) Branch
    c/o New York Branch
    Financial Square, 23rd Floor
    32 Old Slip
    New York, New York  10005-3531


Address for Notices:

    Royal Bank of Canada
    Financial Square, 23rd Floor
    32 Old Slip
    New York, New York  10005-3531

    Telecopier No.: (212) 428-2372

    Telephone No.:  (212) 428-6321

    Attention:     Assistant Manager
                   Credit Administration

13. Star Bank, National Association

Lending Office for all Loans:

    Star Bank, National Association
    425 Walnut Street, 8th Floor
    Cincinnati, Ohio  45201-1038


Address for Notices:

    Star Bank, National Association
    425 Walnut Street, 8th Floor
    Cincinnati, Ohio  45201-1038

    Telecopier No.: (513) 632-2068

    Telephone No.:  (513) 762-8313

    Attention: Thomas D. Gibbons

14. State Street Bank and Trust Company

Lending Office for all Loans:

    State Street Bank and Trust Company
    108 Myrtle Street
    North Quincy, Massachusetts  02171

Address for Notices:

    A.   General

    State Street Bank and Trust Company
    108 Myrtle Street
    North Quincy, Massachusetts  02171
    Telecopier No.: (617) 537-2580

    Telephone No.:  (617) 985-5301

    Attention: Edward M. Anderson

    B.   Administrative/Operational

    State Street Bank and Trust Company
    108 Myrtle Street
    North Quincy, Massachusetts  02171

    Telecopier No.: (617) 537-2580

    Telephone No.:  (617) 985-4685

    Attention: Toni Pace

15. SunTrust Bank, Central Florida, National Association

Lending Office for all Loans:

    SunTrust Bank, Central Florida, National Association
    200 S. Orange Avenue
    Orlando, Florida  32801

Address for Notices:

    A.   General

    SunTrust Bank, Central Florida, National Association
    200 S. Orange Avenue
    Orlando, Florida  32801

    Telecopier No.: (407) 237-6894

    Telephone No.:  (407) 237-4890

    Attention: Darryl J. Weaver

    B.   Administrative/Operational

    SunTrust Bank, Central Florida, National Association
    200 S. Orange Avenue
    Orlando, Florida  32801

    Telecopier No.: (407) 237-6894

    Telephone No.:  (407) 237-4359

    Attention: Sharon Kalish

16. Union Bank of California, N.A.

Lending Office for all Loans:

    Union Bank of California, N.A.
    550 S. Hope Street, 3rd Floor
    Los Angeles, California  90071

Address for Notices:

    Union Bank of California, N.A.
    550 S. Hope Street, 3rd Floor
    Los Angeles, California  90071

    A.   General

    Union Bank of California, N.A.
    550 S. Hope Street, 3rd Floor
    Los Angeles, California  90071

    Telecopier No.: (213) 243-3552

    Telephone No.:  (213) 243-3546

    Attention: Kristine A. Kasselman

    B.   Administrative/Operational

    Union Bank of California, N.A.
    1980 Saturn Street
    Monterey Park, California  91754

    Telecopier No.: (213) 724-6198

    Telephone No.:  (213) 720-7050

    Attention: Maria Suncin

17. First National Bank of Southwestern Ohio

Lending Office for all Loans:

    First National Bank of Southwestern Ohio
    300 High Street
    P.O. Box 476
    Hamilton, Ohio  45012


Address for Notices:

    A.   General

    First National Bank of Southwestern Ohio
    300 High Street
    P.O. Box 476
    Hamilton, Ohio  45012

    Telecopier No.: (513) 867-4515

    Telephone No.:  (513) 867-4984

    Attention:     Donald C. Beer, Senior Vice President
                   and Chief Lending Officer

    B.   Administrative/Operational

    First National Bank of Southwestern Ohio
    300 High Street
    P.O. Box 476
    Hamilton, Ohio  45012

    Telecopier No.: (513) 867-4515

    Telephone No.:  (513) 867-4737

    Attention: Alisa H. Miller

    ADMINISTRATIVE AGENT

Address for Notices to Chase as
Administrative Agent:

One Chase Manhattan Plaza, 8th Floor
New York, New York  10081

Attention: Laura Rebecca

Telephone No.: (212) 552-7253
Facsimile No.: (212) 552-7490